Exhibit 99.1

Intec Pharma Announces New Research Collaboration Agreement with MSD

JERUSALEM, Oct. 8, 2020 /PRNewswire/ -- Intec Pharma Ltd. (NASDAQ: NTEC) (“Intec” or “the Company”) today announces it has entered into a new research collaboration agreement with MSD, the tradename of Merck & Co., Inc., Kenilworth, NJ, USA. Details of the agreement are confidential.

“We are very excited to continue to work with MSD,” said Jeffrey A. Meckler, Vice Chairman and Chief Executive Officer of Intec Pharma. “This new agreement builds upon the relationship we have enjoyed in prior research and allows the companies to leverage their combined experience in delivery.”

About Intec Pharma Ltd.

Intec Pharma is a clinical-stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology. The Company’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention and specific release mechanism.

For more information, visit www.intecpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements about our expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward- looking statements, including, but not limited to, the following: our limited operating history and history of operating losses, our ability to continue as a going concern, our ability to obtain additional financing, our ability to successfully operate our business or execute our business plan, the timing and cost of our clinical trials, the completion and receiving favorable results in our clinical trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to protect and maintain our intellectual property and licensing arrangements, our ability to develop, manufacture and commercialize our product candidates, the risk of product liability claims, the availability of reimbursement, and the influence of extensive and costly government regulation. More detailed information about the risks and uncertainties affecting us is contained under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2020 and in other filings that we have made and may make with the Securities and Exchange Commission in the future.

Intec Pharma Investor Contact:

Will O’Connor Stern IR

+1 212-362-1200

will@sternir.com